Exhibit 10.1
SECOND AMENDMENT TO FLOOR PLAN FACILITY AGREEMENT

    THIS SECOND AMENDMENT TO FLOOR PLAN FACILITY AGREEMENT (this “Amendment”) is made effective as of May 15, 2026 (the “Amendment Date”), among RUMBLEON DEALERS, INC., a Delaware corporation (the “Borrower”), RIDENOW GROUP, INC. (f/k/a RumbleOn, Inc.), a Nevada corporation (“Holdings”), WILLIAM R. COULTER (“Coulter”), MARK A. TKACH (“Tkach” and, together with Coulter, the “Lenders”), and RIDENOW MANAGEMENT LLLP, an Arizona limited liability limited partnership, as Administrative Agent (the “Administrative Agent).

RECITALS

WHEREAS, the Borrower, Holdings, the Lenders and the Administrative Agent are parties to that certain Floor Plan Facility Agreement dated as of December 6, 2024 (the “Floor Plan Facility Agreement”) and that certain First Amendment to Floor Plan Facility Agreement dated as of August 25, 2025 (the “First Amendment”), which collectively, and as amended hereby, constitute the “Amended Floor Plan Facility Agreement”.

WHEREAS, contemporaneously herewith, the Borrower has obtained a conventional flooring line for the purpose of replacing the Floor Plan Facility and Lenders have consented thereto.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lenders, the Administrative Agent, the Borrower and Holdings hereby agree as follows:

AGREEMENTS

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Floor Plan Facility Agreement and/or the First Amendment.

2. Amendment to Floor Plan Facility Agreement.

(a) Notwithstanding that the Commitment Termination Date was extended to October 1, 2029 pursuant to the First Amendment, from and after the Amendment Date, the Borrower shall have no right to request, and Lenders shall have no obligation to fund, any additional Loans. Except for payment obligations arising under the Floor Plan Facility and reimbursable expenses, no fees or other payment obligations shall accrue, become due or otherwise be payable by Borrower in connection therewith.

(b) For the avoidance of doubt, the Borrower shall continue to repay those Advances outstanding as of the Amendment Date in accordance with the terms set forth in the Floor Plan Facility Agreement and, once all such Advances have been repaid, the Floor Plan Facility Agreement shall terminate in accordance with the Amended Floor Plan Facility Agreement.

3.     Conditions Precedent. The effectiveness of this Amendment is subject to the fulfillment of the following conditions precedent:
(a) The Administrative Agent shall have received this Amendment, duly executed by all of the parties hereto.
     (b) No Event of Default shall have occurred or be continuing immediately before giving effect to this Amendment and no Event of Default would exist immediately after giving effect to this Amendment.
4.    No Custom; No Waiver or Novation. None of the undertakings, agreements and covenants of the Borrower or Holdings contained in this Amendment shall be deemed to have been suspended or waived by the Administrative Agent or the Lenders unless such suspension or waiver is in writing and signed by the Administrative Agent and the Lenders. The terms and provisions of this Amendment shall be limited precisely as written and shall not be deemed (i) to be a consent to a modification of any other term or condition of the Floor Plan Facility Agreement (except as expressly provided herein) or (ii) to prejudice any right or remedy that the Administrative Agent or the Lenders may now have under or in connection with the Amended Floor Plan Facility Agreement. This Amendment is not intended to be, nor shall it be construed as, a novation of the Loans or the Obligations.
    5.     Affirmation. Except as specifically amended hereby, the Floor Plan Facility Agreement (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect. Each of the Borrower and Holdings, as applicable, hereby ratifies and confirms the representations, warranties and covenants contained in the Amended Floor Plan Facility Agreement (including, without limitation, the guaranty by Holdings as set forth in Section 10.i. therein). Except as expressly provided hereunder, each of the Borrower and Holdings covenants and agrees to comply with all of the terms, covenants and conditions of the Amended Floor Plan Facility Agreement, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on the Administrative Agent’s or the Lenders’ part that might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

6.     Miscellaneous.

(a)THE VALIDITY, CONSTRUCTION, AND ENFORCEMENT OF THIS AMENDMENT ARE DETERMINED AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ARIZONA WITHOUT REGARD TO CHOICE OF LAW RULES.

(b)The Borrower, Holdings, the Administrative Agent and the Lenders each acknowledge that there are no other understandings, agreements or representations, either oral or written, express or implied, that are not embodied in the Floor Plan Facility Agreement and this Amendment, which collectively represent a complete integration of all prior and contemporaneous agreements and understandings of the Borrower, Holdings, the Administrative Agent and the Lenders; and that all such prior understandings, agreements and representations are hereby modified as set forth in this Amendment. Except as expressly modified hereby, the terms of the Floor Plan Facility Agreement are and remain unmodified and in full force and effect.

(c)This Amendment shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

(d)This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or by other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

(e)If there is any conflict between the terms of this Amendment and the terms of the Floor Plan Facility Agreement, the terms of this Amendment shall prevail.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

BORROWER:

RUMBLEON DEALERS, INC.
By:    /s/ Michael Quartieri
Name:    Michael Quartieri
Title:     President

Borrower Address (Principal Place of Business):

2677 E Willis Road
Chandler, Arizona 85286
Second Amendment to Floor Plan Facility Agreement

HOLDINGS:

RIDENOW GROUP, INC. (f/k/a RUMBLEON, INC.)
By:    /s/ Michael Quartieri
Name:    Michael Quartieri
Title:     Chief Executive Officer and President

Holdings Address (Principal Place of Business):

2677 E Willis Road
Chandler, Arizona 85286

Second Amendment to Floor Plan Facility Agreement

ADMINISTRATIVE AGENT:

RIDENOW MANAGEMENT, LLLP
By:    /s/ William Coulter
Name:    William Coulter
Title:     General Partner

Administrative Agent Address (Principal Place of Business):

1188 East Camelback Road
Phoenix, Arizona 85014
Attn: Bill Coulter
Email: billc@motorgrp.com

Second Amendment to Floor Plan Facility Agreement

LENDER:

/s/ William Coulter
William R. Coulter
Address:
1188 East Camelback Road
Phoenix, Arizona 85014
Email: billc@motorgrp.com

LENDER:

/s/ Mark A. Tkach
Mark A. Tkach
Address:
1776 SE 10th Street
Fort Lauderdale, Florida 33316
Email: mark@oteccapital.com
Second Amendment to Floor Plan Facility Agreement